SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 22, 2013

INDEPENDENT BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 West Main Street	48846
Ionia, Michigan	(Zip Code)
(Address of principal executive office)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 22, 2013, Independent Bank Corporation (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Keefe, Bruyette & Woods, Inc., as representative (the "Representative") of the several underwriters named in Schedule I attached thereto (the "Underwriters") related to the public offering (the "Offering"), pursuant to (a) the Company's registration statement on Form S-1 (File No. 333-190785), which was initially filed with the Securities and Exchange Commission (the "Commission") on August 9, 2013, subsequently amended thereafter, and declared effective by the Commission on August 22, 2013, and (b) the Company's registration statement on Form S-1 MEF (File No. 333-190785), which was filed with the Commission on August 23, 2013 pursuant to Rule 462(b) of the Securities Act of 1933, as amended (collectively, the "Registration Statement"), of an aggregate of 11,500,000 shares of the Company's common stock, no par value per share ("Common Stock"), at a public offering price of $7.75 per share.  Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option (the "Over-Allotment Option"), exercisable not later than 30 days after the effective date of the Registration Statement, to purchase up to 1,725,000 additional shares of Common Stock.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

Pursuant to the Underwriting Agreement, the Company and each of our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock for a period of 90 days after the closing date of the Offering without the prior written consent of the Representative.

The Underwriting Agreement has been attached hereto as an exhibit to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The closing occurred on Wednesday, August 28, 2013, following satisfaction of the closing conditions set forth in the Underwriting Agreement.  At the closing, the Company issued 11,500,000 shares of Common Stock.  The Company received gross proceeds of $89,125,000.  The net proceeds to the Company are approximately $84,068,750, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company in connection with the Offering.

A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1.  The foregoing descriptions of the Offering and the documentation related thereto do not purport to be complete and are qualified in their entirety by reference to such Exhibit.

Item 8.01	Other Events

On August 28, 2013, the Company issued a press release announcing the closing of the Offering. A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

Exhibits.

1.1	Underwriting Agreement dated August 22, 2013

99.1	Press Release issued on August 28, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date	August 28, 2013	By	/s/ Robert N. Shuster
Robert N. Shuster, Principal Financial Officer